Exhibit 99.1

FOR IMMEDIATE RELEASE

FAIRPOINT TO GROW THROUGH MERGER WITH NEW ENGLAND
WIRELINE OPERATIONS OF VERIZON COMMUNICATIONS

Merger Accelerates FairPoint’s Strategy, Improves Free Cash Flow, Reduces Leverage and Increases Dividend Stability

CHARLOTTE, NC, January 16, 2007 - FairPoint Communications, Inc. (NYSE: FRP) announced today that it has agreed to merge with a subsidiary of Verizon Communications Inc. owning the wireline operations of Verizon in Maine, New Hampshire and Vermont.  After the merger, FairPoint shareholders will hold a significant stake in a combined company with enhanced scale in terms of lines, revenues and cash flow.  Based on the number of access lines as of September 30, 2006, the combined company will be the 8th largest telephone company in the United States.

The combined company will serve approximately 1.6 million access lines, 234,000 high-speed data subscribers and 600,000 long distance customers, and will provision 160,000 wholesale lines (as of September 30, 2006).  The transaction is a major strategic step forward in generating value for shareholders as FairPoint accelerates its strategy.  This transaction is meaningfully accretive to free cash flow after the transition is complete.  In addition, the transaction allows FairPoint to reduce leverage and increase the stability of its dividend.  The company expects that its dividend will be maintained at $1.59 per share annually(1), with its dividend payout ratio declining to 60%-70% (after achievement of expected cost-savings).

The transaction combines Verizon’s personnel and local exchange and related business assets from Maine, New Hampshire and Vermont with the focus and specialized expertise of FairPoint.   As of September 30, 2006, FairPoint served 252,000 access lines through its 31 local exchange companies in 18 states, with 64,000 access lines currently located in Maine, New Hampshire and Vermont.  The company has demonstrated its ability to provide high-quality operations dedicated to the unique needs of rural and smaller urban areas, offering an array of services, including local and long distance voice, data, Internet and broadband offerings.  This business combination will allow FairPoint to apply its operating experience and expertise on a significantly larger scale.

(1) Subject to declaration by the board of directors and compliance with Delaware law and covenants in agreements governing indebtedness.

In addition to the benefits to its cash flows after the transition and to the company’s balance sheet, FairPoint believes this merger will result in significant value creation opportunities through improved revenue opportunities and enhanced operational efficiencies.

“This is an important day that further validates our strategic vision and provides greater certainty for the future of our company.  We believe that this combination remarkably accelerates our existing plan to ensure favorable returns for FairPoint shareholders, while continuing to emphasize high-quality service for our customers and a rewarding work environment for our employees,” said Gene Johnson, Chairman and CEO of FairPoint.  “The ability to integrate and serve these northern New England operations will establish FairPoint as one of the preeminent telecommunications operators in the region.  We are confident that our experience as a national operator will enable us to provide high levels of service and innovative new products.”

Transaction Overview

Under the terms of the merger agreement, FairPoint will issue approximately 53.8 million shares of its common stock to be distributed in a tax-free Reverse Morris Trust transaction to the shareholders of Verizon.  FairPoint will also assume approximately $1.7 billion of debt. FairPoint has financing commitments in place for what it anticipates to be a substantial portion of this debt.  The total transaction value for these Verizon operations is approximately $2.715 billion.

FairPoint’s shareholders will own approximately 40% of the combined company, while Verizon’s shareholders will own approximately 60%.   FairPoint shareholders are gaining a significant stake in a combined total company with enhanced scale in terms of lines, revenues and cash flow, and generating new value through the FairPoint dividend for the Verizon shareholders.

Ongoing management will be provided by the experienced FairPoint executive team.  Pursuant to the merger agreement, three existing directors from FairPoint will maintain their positions on the combined company’s Board of Directors, and Verizon will nominate six directors who are expected to be independent of Verizon.

FairPoint also announced that Kent R. Weldon and Frank K. Bynum Jr. resigned their board positions after 7 and 9 years of service, respectively, effective as of today.  Mr. Weldon’s and Mr. Bynum’s resignations assist FairPoint in fulfilling the merger agreement requirement to elect six directors to be nominated by Verizon.

The transaction is targeted to close within twelve months and after the requisite state and federal regulatory approvals. The transition period will allow FairPoint to scale and enhance support systems in cooperation with Verizon.

For the year ended December 31, 2005, the operations of Verizon’s Maine, New Hampshire and Vermont properties to be merged with FairPoint generated approximately $1.2 billion in revenue and $431 million in EBITDA(2).  FairPoint expects to generate $60 to $75 million in annual cost savings for the combined operations after the acquired operations are fully integrated, which is anticipated to occur approximately 12 months after closing.  In addition,

(2) Earnings before interest, taxes and depreciation.  2005 unadjusted EBITDA was $393 million but included certain expenses that were not included in the merger.

FairPoint plans to invest approximately $200 million (including $95 to $110 million before closing) to accelerate the transition.

Operational Synergies

Mr. Johnson continued, “The larger platform resulting from this transaction will allow us to derive even greater efficiencies and returns from our operating model.  The geographic fit is complementary to FairPoint’s largest current operating region and our improved capital structure and enhanced cash flows are expected to permit us to pay dividends at the current level, introduce new products and strengthen the company’s network platform.”

Following the transaction, FairPoint’s access line density will be approximately 36 access lines per square mile, an increase versus the company’s 13 access lines per square mile prior to the merger.  However, the density continues to compare favorably with other rural operators.  At the same time, FairPoint believes it is improving the quality of its revenues, as the new company will be significantly less reliant on access and universal service fund revenues, which today account for 50% of total revenue and are expected to account for 25% of the total combined revenue after closing.

The company’s increased scale is expected to result in operating efficiencies of $60 to $75 million based on reduced expenses for network monitoring, customer care and back office support.  In addition, FairPoint intends to invest in Verizon’s existing telephone plant and facilities to expand and significantly improve the availability of high-speed data and other services.

Financial Information

The transaction is expected to be free cash flow accretive when the transition is complete.  As noted above, FairPoint expects that its current annual dividend of $1.59 per share will continue unchanged following the closing.

The combined company will have significantly stronger capital structure with a leverage ratio of approximately 4.1 times EBITDA at closing and a dividend payout ratio of 60% to 70%, upon achievement of expected cost savings and synergies, compared with FairPoint’s ratios today of 4.5 times and 86%, respectively.

In addition to investments in network upgrades to increase high-speed data addressability, it is anticipated that the combined company will spend approximately $100 per access line in capital per year in the three states.  This level of investment should help generate additional revenues, strengthen the company’s competitive position, and improve the level of services available to customers.

Prior to the closing of the merger, FairPoint expects to invest approximately $95 to $110 million in transition costs in connection with the transaction.  Verizon will pay for up to $40 million of these pre-closing transition costs.  The remaining $55 million are expected to be offset by the cash proceeds from the sale for $55 million of the Company’s Orange County Poughkeepsie investment to Verizon Wireless as part of a separate transaction.  Significant items include expenditures related to network operations centers, billing systems and other information technology functions.  These initial outlays will help to reduce the costs and integration time subsequent to the merger and are expected to allow FairPoint to offer expanded services and upgrades immediately after closing.

A significant portion of the amount FairPoint expects to spend on pre-closing transition costs will be spent on assets and services which will not be useful in FairPoint’s existing business.  In addition, these expenditures will reduce FairPoint’s Cash Available for Dividends.  However, FairPoint expects this reduction to be offset by the proceeds FairPoint expects to receive from the sale of its interest in Orange County Poughkeepsie Limited Partnership.

Transition Plans

FairPoint and Verizon are developing a strategic transition plan to provide a seamless transition for customers that will allow FairPoint to develop a robust, scalable network platform.  The companies have entered into a Transition Services Agreement (TSA) under which Verizon will provide support services to the company.  This agreement is designed to provide seamless customer service and includes financial incentives for mutual cooperation and early conversion.  During the transition, FairPoint and Verizon have defined obligations designed to ensure a smooth and accelerated conversion.

Customer Impact

The merger is expected to create a range of benefits for customers.  FairPoint plans to significantly expand DSL and other broadband availability from the current level provided over the Verizon network in the three-state region.  The initial expansion will be essentially completed within the first twelve months after the completion of the merger.  Additionally, FairPoint will increase local operational presence and create new local service centers to deliver industry-leading customer service.  The company’s goal is to create a more responsive competitor, with sufficient scale to offer enhanced services on a robust network platform, enabling the delivery of a broader range of communications products and services.

Employee Impact

FairPoint is committed to a New England-based management presence focused on dedicating the necessary financial resources to benefit local communities.  FairPoint also is announcing its commitment to maintaining union jobs, working with the union in a collaborative fashion, and continuing to honor the existing collective bargaining agreements.   The company expects to work constructively with union leadership in an effort to offer a strong package of new job opportunities for local, skilled employees.

As part of the agreement announced today, approximately 3,000 employees of Verizon will continue their employment with the operations of the local telephone operating companies for Maine, New Hampshire and Vermont that FairPoint will acquire in the merger.  Approximately 2,500 of these positions are union represented.  Most of the employees are in operations in the Maine, New Hampshire and Vermont territories.  The affected employees will not see any changes to compensation or benefits as a result of this transaction and should expect that service by them and for their customers will be transitioned smoothly.

As part of the agreement announced today, FairPoint will assume pension and other post employment benefit obligations for all active, continuing employees of Verizon companies.  The pension obligations will be fully funded as of the closing of the merger.  Retired Verizon company employees from the region will continue to receive their benefits pursuant to the Verizon plans.

2006 Preliminary Results of Operations

For the quarter ended December 31, 2006, FairPoint estimates that revenue will be approximately $70.1 million and adjusted EBITDA, excluding transaction-related expenses, will be approximately $33.4 million.  FairPoint estimates that expenses related to the transaction will be approximately $2 million in the fourth quarter of 2006, which should result in a reported adjusted EBITDA of approximately $31.4 million for the quarter.  Interest expense and capital expenditures for the fourth quarter are expected to be $9.8 million and $6.6 million, respectively.  Adjusted EBITDA for the full year 2006 is expected to be $131.3 million.

Outlook

For 2007, FairPoint anticipates revenues of $263 to $266 million and adjusted EBITDA, excluding transaction-related items, of $129 to $131 million, in-line with 2006.  After adjusting for the sale of FairPoint’s investment in Orange-County Poughkeepsie Limited Partnership and transaction expenses, adjusted EBITDA is expected to be $95 to $97 million.  Capital expenditures for 2007 are expected to be approximately $73 to $75 million, including $44 million related to the transaction.  FairPoint expects to have in place an arrangement to exclude from Adjusted EBITDA these non-routine expenses and investments to allow payment of the dividend through closing of the merger.

Pro-Forma Combined Access Line Information

Total access line equivalents	2,022,109
Residential voice access lines	1,176,955
Business voice lines	451,368
Wholesale access lines	59,722
High-speed data subscribers	234,064

(based on access lines as of September 30, 2006)

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Cash Available for Dividend are non-GAAP financial measures (i.e., they are not measures of financial performance under generally accepted accounting principles) and should not be considered in isolation or as a substitute for consolidated statements of operations and cash flows data prepared in accordance with GAAP. In addition, the non-GAAP financial measures used by FairPoint may not be comparable to similarly titled measures of other companies. For definitions of and additional information regarding EBITDA, Adjusted EBITDA and Cash Available for Dividends, please see FairPoint’s earnings release for the third quarter ended September 30, 2006.

FairPoint believes EBITDA is useful to investors because EBITDA is commonly used in the telecommunications industry to analyze companies on the basis of operating performance, liquidity and leverage. FairPoint believes EBITDA allows a standardized comparison between companies in the industry, while minimizing the differences from depreciation policies, financial leverage and tax strategies.

Certain covenants in FairPoint’s credit facility contain ratios based on Adjusted EBITDA and the restricted payment covenant in FairPoint’s credit facility regulating the payment of dividends on its common stock is based on Adjusted EBITDA. If FairPoint’s Adjusted EBITDA were to decline below certain levels, covenants in FairPoint’s credit facility that are based on Adjusted EBITDA may be violated and could cause, among other things, a default under such credit facility, or result in FairPoint’s inability to pay dividends on its common stock.

FairPoint believes Cash Available for Dividends is useful to investors as a means to evaluate FairPoint’s ability to pay dividends on its common stock. However, FairPoint is not required to use such cash to pay dividends and any dividends are subject to declaration by FairPoint’s board of directors and compliance with Delaware law and the terms of its credit facility.

While FairPoint uses these non-GAAP financial measures in managing and analyzing its business and financial condition and believes they are useful to its management and investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, Adjusted EBITDA does not represent the residual cash flows available for discretionary expenditures, since items such as debt repayment and interest payments are not deducted from such measure. FairPoint’s management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures.

Conference Call Information

Management of FairPoint and Verizon will hold a joint media conference call at 10:00 AM today (Tuesday, January 16, 2007) to discuss the transaction in more detail.  A telephonic replay will be available for anyone unable to participate in the live call. To access the replay, call 1-877-519-4471 and enter confirmation code 8326253.  The recording will be available from January 16, 2007 at 11:00 a.m. through January 17, 2007 at 12:00 a.m. (EST).

Additionally, FairPoint will hold a separate conference call for the investment community today (Tuesday, January 16, 2007) at 8:30 a.m. to provide greater detail on the financial aspects of the transaction.  To access the call, please dial 888-823-7459, or 973-935-8751 from outside of the US or Canada.  Please reference conference code 8331703.

A telephonic replay will be available for anyone unable to participate in the live call. To access the replay, call 877-519-4471 and enter confirmation code 8331703.  The recording will be available from January 16, 2007 at 10:00 a.m. through January 16, 2008 at 10:00 a.m. (EST).  A live broadcast of this conference call will be available via the Internet at http://www.videonewswire.com/event.asp?id=37422. An online replay will be available beginning at 10:00 a.m. (EST) on January 16, 2007 and remain available for one year.  A supplemental presentation for this conference call is available at www.fairpoint.com under the Investor Relations heading.

During these conference calls, representatives of FairPoint may discuss and answer one or more questions concerning FairPoint’s business and other matters.  The responses to these questions, as well as other matters discussed during these conference calls, may contain information which has not been previously disclosed.

About FairPoint

FairPoint is a leading provider of communications services to rural communities across the country. Incorporated in 1991, FairPoint’s mission is to acquire and operate telecommunications companies that set the standard of excellence for the delivery of service to rural communities. Today, FairPoint owns and operates 31 local exchange companies located in 18 states offering an array of services, including local and long distance voice, data, Internet and broadband offerings.

FairPoint intends to file a registration statement, including a proxy statement, and other materials with the Securities and Exchange Commission (“SEC”) in connection with the proposed merger.  We urge investors to read these documents when they become available because they will contain important information.  Investors will be able to obtain copies of the registration statement and proxy statement, as well as other filed documents containing information about FairPoint and the merger, at www.sec.gov, the SEC’s website, or at www.fairpoint.com/investor, when they are available.  Investors may also obtain free copies of these documents and the Company’s SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

FairPoint, Verizon, and FairPoint’s directors, executive officers, and other employees may be deemed to be participants in the solicitation of proxies from FairPoint stockholders with respect to the proposed transaction.  Information about FairPoint’s directors and executive officers is available in FairPoint’s proxy statement for its 2006 annual meeting of shareholders, dated April 24, 2006.  Additional information about the interests of potential participants will be included in the registration statement and proxy statement and other materials to be filed by FairPoint with the SEC.

This press release may contain forward-looking statements that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements relating to potential cost savings and synergies expected to be realized in the proposed merger with the northeast wireline operations of Verizon Communications Inc. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission, including, without limitation, the risks described in FairPoint’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.

Source: FairPoint Communications, Inc., www.fairpoint.com.

Investor Contact: Brett Ellis (866) 377-3747, bellis@fairpoint.com

Media Contact: Jennifer Sharpe (704) 227-3629, jsharpe@fairpoint.com

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